Exhibit 10.2
Contract Amendment for Medicaid and BadgerCare Services
Managed Health Services
The agreement entered into for the period of February 1, 2006 through December 31, 2007, between the State of Wisconsin acting by or through the Department of Health and Family Services, hereinafter referred to as the “Department” and Managed Health Services, an insurer with a certificate of authority to do business in Wisconsin for the Medicaid and BadgerCare Managed Care Program is hereby amended as follows:
1.	Article III, B. Compliance with Applicable Federal Law

After the first paragraph, add the following paragraph:
“Federal funds cannot be used for lobbying. Specifically and as applicable, the Contractor agrees to abide by the Copeland Anti-Kickback Act, the Davis-Bacon Act, federal contract work hours and safety standards requirements, the Federal Clean Air Act and the Federal Water Pollution Control Act.

2.	Article VI, K, Incentive for Expansion

Change “compared to enrollment numbers shown on the January 2006 MMIS” to “compared to the average BadgerCare enrollment shown on the February through April 2006 MMIS”

Delete the last sentence. Add the following:
a.	An incentive payment is available to all plans that remove or increase current enrollment caps in the following service areas and/or enter the following service areas resulting in increased BadgerCare enrollment.
1 — Duluth-Superior
2 — Wausau-Rhinelander
3 — Green Bay
4 — Twin Cities
5 — Stevens Point – Marshfield
7 — LaCrosse
8 — South Central WI/Madison
11 — Dane County
b.	The incentive payment will not become part of the base rate.

c.	An HMO that accepts the incentive proposal cannot lower the enrollment limit or entirely leave a rate region prior to July 1, 2008 without prior approval from the Department. An HMO that chooses to impose lower enrollment caps or leave a rate region is not eligible for an incentive payment and any previous incentive payments will be recouped.

d.	The incentive payment will be made for BadgerCare enrollment for State Fiscal Year 2007 only. BadgerCare enrollment is defined as recipients in medical status codes Bl, B2, B3, B4, B5, B6 and GP and enrolled in a Health Maintenance Organization.

e.	An average BadgerCare capitation rate, specific to each HMO, will be calculated using the actual payments made during the enrollment period February 2006 to April 2006.

f.	The amount of the incentive payment per enrollment month will be 7.0% of the average BadgerCare capitation payment as described in # 5.

g.	The percentage growth in eligibility will be determined by dividing the average monthly enrollment for the entire HMO rate region in BadgerCare medical status codes (B1, B2, B3, B4, B5, B6 and GP) during the incentive period by the average monthly BadgerCare enrollment for the entire rate region in the base period (February 2006 through April 2006). There will be two incentive periods: One from July, 2006 through December, 2006 and the other from January, 2007 through June, 2007.

h.	The total incentive payment, for each incentive period, will be calculated by the following method:
i.	First by determining the adjusted enrollment during the base period. This is calculated by using the HMO’s average monthly enrollment during the base period and multiplying this by the growth in eligibility (see “g”).

ii.	Next, this amount will be subtracted from the HMO’s average monthly enrollment during the incentive period.

ii.	If this number is greater than zero, it will be multiplied by the number of months in the incentive period (six months) and then multiplied by the incentive payment amount (see “e”).
i.	The payment will be made by March 1, 2007 for the July through December 2006 incentive period and prior to July 31, 2007 for the January through June 2007 incentive period.

j.	Should an HMO cease doing business in the state, the HMO will be paid for that portion of the incentive period that they were doing business in the targeted rate region(s).

k.	An example of the incentive payment is shown below:

Determine Actual Enrollment:

Base period enrollment = 700 of the county’s 1,000 total eligibles are enrolled (70%):

HMO A = 20% of total county enrollment or 140 enrollees HMO B = 45% of total county enrollment or 315 enrollees HMO C = 35% of total county enrollment or 245 enrollees

The average monthly enrollment for the incentive period = 960 of 1,200 eligibles (80%):

HMO A = 25% of total county enrollment or 240 enrollees HMO B = 40% of total county enrollment or 384 enrollees HMO C = 35% of total county enrollment or 336 enrollees

Factor out eligibility growth & determine average enrollment above base enrollment:

Because eligibility growth is 20%, the average enrollment months for the incentive period are:

HMO A = 240 – (120% x 140) = 72 enrollees HMO B = 384 – (120% x 315) = 6 enrollees HMO C = 336 - (120% x 245) = 42 enrollees Totals 960 - 840 = 120 enrollees

Enrollment above base enrollment & adjusted for growth =120 enrollees.

Calculate incentive amount for the incentive period:

The incentive payment assuming 7% of the average cap rate is $11.00 would be:

Total Incentive pool = 960 - 840 = 120 x 6 months x $11 = $7,920.

HMO A = 72 enrollment months x 6 months x $11 = $4,752.00 HMO B = 6 enrollment months x 6 months x $11 = $396.00 HMO C = 42 enrollment months x 6 months x $11 = $2,772.00 Total Payout $7,920.00

All terms and conditions of the February 1, 2006 through December 31, 2007 contract and any prior amendments that are not affected by this amendment shall remain in full force and effect through the extension period.

Managed Health Services	Department of Health and Family Services
Official Signature	Official Signature
/s/ Linda McKnew

Printed Name	Printed Name
Linda McKnew	Cheryl Mcllquham

Title	Title
President and CEO	Interim Administrator
Division of Health Care Financing

Date 8-22-06	Date